EXHIBIT 10.31

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

AMENDMENT NO. 2 TO THE EMPLOYMENT AGREEMENT (this “Amendment”) made as of the 31st day of December, 2008 by and between AEROFLEX INCORPORATED, a Delaware corporation (hereinafter the “Company”) and CHARLES BADLATO (hereinafter the “Employee” and together with the Company, the “Parties”).

WITNESSETH:

WHEREAS, the Parties entered into an Employment Agreement dated November 6, 2003, as amended in July, 2008 (the “Agreement”) under which the Parties agreed upon the terms pursuant to which the Employee would provide services to the Company as further described therein, and

WHEREAS, Section 409A has been added to the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement must be amended to comply with the final regulations issued under Code Section 409A.

NOW, THEREFORE, the parties hereto agree as follows, effective as of December 31, 2008:

1.	A new provision shall be added at the end of Section 1(f) of the Agreement, immediately following Section 1(f)(iii), to read in its entirety as follows

“Notwithstanding the above no event shall be considered a Change in Control unless and until such purported Change in Control meets the requirements of a ‘change in control event,’ as set forth in Treasury Regulation §1.409A-3(i)(5).”

2.	Section 1(h) of the Agreement shall be amended by adding the following sentence to the end thereof:

“Notwithstanding the foregoing, no such condition shall be considered a ‘Disability,’ unless such condition also meets the requirements of being ‘Disabled’ under Section 409A(a)(2)(C) of the Code.”

3.	Section 4 of the Agreement shall be amended by adding the following sentence to the end thereof:

“Any annual bonus payable under this Agreement shall be paid on or prior to March 15 of the year following the year such bonus is earned.”

4.	Section 8(e)(iii)(B) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(B) benefits under any employee benefit plans of the Company in which he participated or, as to any plans in which his continued participation is precluded, a lump sum payment equal to the after-tax cost to the Employee of equivalent benefits.”

5.	Section 8(h) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(h) Termination Due to Non-Renewal.  In the event that the Employee’s employment is terminated due to non-renewal by the Company in accordance with Section 2(b) hereof, the Employee shall be entitled to receive an amount equal to one-half (1/2) of his Base Salary paid in equal installments in accordance with the normal payroll practices of the Company over a twelve (12) month period.”

6.	A new Section 27 of the Agreement is hereby added, which shall read in its entirety as follows:

“Compliance with Code Section 409A.  It is intended that any expense reimbursement made under this Agreement shall be exempt from Code Section 409A.  Notwithstanding the foregoing, if any expense reimbursement shall be determined to be ‘deferred compensation’ within the meaning of Code Section 409A, including without limitation any reimbursement under Sections 6 and 8(e)(iii)(B), then the reimbursement shall be made to the Employee as soon as practicable after submission of the reimbursement request, but no later than December 31 of the year following the year during which such expense was incurred.”

7.           Except as specifically provided in and modified by this Amendment, the Agreement is in all other respects hereby ratified and confirmed and references to the Agreement shall be deemed to refer to the Agreement as modified by this Amendment.

8.           This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

AEROFLEX INCORPORATED

By:	/s/ John Adamovich, Jr.
John Adamovich, Jr., Senior Vice President
and Secretary

/s/ Charles Badlato
Charles Badlato